As filed with the Securities and Exchange Commission, via EDGAR, on October 31, 2000

                                                       Registration No. 33-55492

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ADVANTA CORP.
                                  -------------
             (Exact name of Registrant as specified in its charter)

         Delaware                                        23-1462070
----------------------------                ------------------------------------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
   of incorporation or
      organization)

Welsh & McKean Roads, Spring House, Pennsylvania                        19477
------------------------------------------------                      ----------
   (Address of principal executive offices)                           (Zip Code)

     ADVANTA CORP. SENIOR MANAGEMENT INCENTIVE PLAN WITH STOCK ELECTION III
     -----------------------------------------------------------------------
                            (Full title of the plan)

                            Elizabeth H. Mai, Esquire
              Senior Vice President, Secretary and General Counsel
                                  Advanta Corp.
                              Welsh & McKean Roads
                        Spring House, Pennsylvania 19477
                        ---------------------------------
                     (Name and address of agent for service)

                                 (215) 444-5920
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


         This amendment is filed by the registrant, Advanta Corp. ("Advanta"), to remove from registration all of the shares of Class B Common Stock, $.01 par value, of Advanta not previously issued under the Registration Statement on Form S-8 (No. 33-55492) and to terminate said Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Lower Gwynedd Township, Montgomery County, Commonwealth of Pennsylvania, on this 31st day of October, 2000.

                              Advanta Corp.


                              By:   /s/ William A. Rosoff
                                  ---------------------------------------
                                    Name:  William A. Rosoff
                                    Title: President and
                                           Vice Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities and on October 31, 2000.

Name                                  Title
----                                  -----


 /s/ Dennis Alter                     Chairman of the Board and Chief Executive
---------------------------------     Officer (Principal Executive Officer)
Dennis Alter


 /s/ William A. Rosoff                President and Vice Chairman of the Board
---------------------------------
William A. Rosoff


 /s/ Philip M. Browne                 Senior Vice President and Chief Financial
---------------------------------     Officer (Principal Financial Officer)
Philip M. Browne


 /s/ James L. Shreero                 Vice President and Chief Accounting
---------------------------------     Officer (Principal Accounting Officer)
James L. Shreero

Name                                  Title
----                                  -----

 /s/ Arthur P. Bellis                  Director
---------------------------------
Arthur P. Bellis


 /s/ Max Botel                        Director
---------------------------------
Max Botel


 /s/ William C. Dunkelberg            Director
---------------------------------
William C. Dunkelberg


 /s/ Dana Becker Dunn                 Director
---------------------------------
Dana Becker Dunn


 /s/ Robert C. Hall                   Director
---------------------------------
Robert C. Hall


 /s/ James E. Ksansnak                Director
---------------------------------
James E. Ksansnak


 /s/ Ronald Lubner                    Director
---------------------------------
Ronald Lubner


 /s/ Olaf Olafsson                    Director
---------------------------------
Olaf Olafsson


 /s/ Michael Stolper                  Director
---------------------------------
 Michael Stolper